Exhibit 10.4

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of March 29, 2019, in Shanghai, China (the “PRC”).

Party A:	Zhizhen Artificial Intelligence Technology (Shanghai) Company Limited, a limited liability company, established and existing under the laws of the PRC, with its address at JT1662, Room 1203, No. 337, Shahe Road, Jiangqiao Town, Jiading District, Shanghai;

Party B:	The enterprises and natural persons listed in Annex I are all shareholders of Party C as of the date of this Agreement;

Party C:	Shanghai Xiao-i Robot Technology Company Limited, a company limited by shares, established and existing under the laws of the PRC, with its address at F7, No. 398, Lane 1555, West Jinshajiang Road, Jiading District, Shanghai.

In this Agreement, each of Party A, Party B and Party C shall be referred to individually as a “Party”, and collectively referred to as the “Parties”.

Whereas, Party B holds 100% of the shares of Party C (the “Shares”); and Party B intends to grant to Party A, or to a third party designated by Party A, an irrevocable and exclusive option to purchase all of the Shares held by Party B.

Now, therefore, upon discussion and negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Share

1.1.	Option Granted

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or to designate one or more persons (each, a “Designee”) to purchase the Shares then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted under the laws of the PRC, including any laws, regulations, rules, notices, interpretations or other binding documents issued by any central or local legislative, administrative or judicial authority before or after the signing of this Agreement, (collectively, “PRC Law”) and at the price described in Section 1.3 herein (such right being the “Share Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Share Purchase Option or other rights with respect to the Shares held by Party B. Party C hereby agrees to the grant by Party B of the Share Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2.	Steps for Exercise of Share Purchase Option

Subject to the provisions of PRC Law, Party A may exercise the Share Purchase Option by issuing a written notice to Party B (the “Share Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Share Purchase Option; (b) the portion of Shares to be purchased from Party B and/or the Designee(s) (the “Purchased Shares”); and (c) the date for purchasing the Purchased Share and/or the date for transfer of the Purchased Share. After Party B receives the share purchase notice, it shall transfer all the purchased Shares to Party A and/or the designee(s) in accordance with the notice in the manner described in Section 1.4 of this Agreement.

1.3.	Share Purchase Price and Payment

1.3.1	When Party A decides to exercise the share purchase right in accordance with this Agreement, the purchase price of the Shares (the “Share Purchase Price”) shall be [the nominal price of RMB 1], unless applicable government regulations or PRC Law require otherwise (a “Purchase Price Regulations”), in which case the Share Purchase Price shall be the lowest price that complies with the Purchase Price Regulations. In the event of a Purchase Price Regulation, any Share Purchase Price paid by Party A to Party B prior to such Purchase Price Regulation notification shall be returned by Party B to Party A under the premise of complying with Purchase Price Regulation. After necessary tax withholding and payment in accordance with the Purchase Price Regulation, the Share Purchase Price shall be paid by Party A to the designated account of Party B within seven (7) days from the time the Purchased Shares have been officially transferred to the name of Party A (that is, at the time Party A receives the changed register of members and the capital contribution certificate).

1.4.	Transfer of Purchased Shares

1.4.1	For each exercise of the Share Purchase Option:

For each transfer, Party B shall enter into a share transfer agreement with Party A and or (where applicable) the Designee(s) in accordance with the provisions of this Agreement and the Share Purchase Option Notice;

1.4.2	The relevant Parties shall execute all other necessary contracts, agreements or documents (including, but not limited to, Party C’s Amendment to its Articles of Association), obtain all necessary internal approvals, authorizations, government approvals, licenses, consents and permits (including, but not limited to, Party C’s business license), and take all necessary actions to transfer valid ownership of the Purchased Share to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Purchased Share. For the purpose of the Section and this Agreement, “security interests” shall include securities, mortgages, third party rights or interests, any stock options, acquisition right, right of offset, ownership retention or other security arrangements, but just for the avoidance of doubt, shall be deemed to exclude and security interest created by this Agreement and Share Interest Pledge Agreement. “Share Interest Pledge Agreement”, as used in this Section and this Agreement, shall refer to the Share Interest Pledge Agreement executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its Shares to Party A in order to guarantee its performance of its obligations and/or other associated debts under this Agreement, Share Interest Pledge Agreement, Exclusive Business Cooperation Agreement (the “Business Cooperation Agreement”) and Power of Proxy Agreement executed as of the date hereof. For the avoidance of doubt, this Agreement, Business Cooperation Agreement, Share Interest Pledge Agreement, Power of Proxy Agreement and Spousal Commitment Letter shall collectively be referred to as the “Cooperation Series Agreement”.

2.	Commitments

2.1.	Commitments of Party B and Party C

Party B and Party C hereby respectively commit:

2.1.1	Without the prior written consent of Party A, Party B and Party C shall not supplement, change or amend Party C’s articles of association and regulations in any form, increase or decrease its registered capital, or otherwise change its registered capital structure, and shall not make or cause to be made any division, dissolution or any change to Party C’s corporate form;

2.1.2	In accordance with good financial and commercial standards and practices, Party B and C shall maintain Party C’s existence, operate its business and handle its affairs prudently and efficiently, and urge Party C to perform its obligations under the Business Cooperation Agreement;

2.1.3	From the date hereof, Party B and Party C shall not, without the prior written consent of Party A, sell, transfer, mortgage or otherwise dispose of any assets (tangible assets or intangible assets), business or income of Party C, or create or cause to be created any encumbrance that allows any security interest to be created upon Party C with value over RMB 2 million;

2.1.4	After the statutory liquidation as described in Article 3.6, Party B shall pay Party A in full any remaining residual value collected on a non-two-way payment basis, or cause such payment to occur. If PRC Law prohibits such payment, Party B will pay such income to Party A or a party designated by Party A to the extent permitted by PRC Law;

2.1.5	Without the prior written consent of Party A, Party B and Party C will ensure no indebtedness is incurred, inherited, guaranteed or permitted to exist by or on behalf of Party A except for the debts (i) incurred in the ordinary course of business and not through loans; or (ii) disclosed to Party A and agreed to in writing by Party A;

2.1.6	Always operate all of Party C’s business in the normal course of business to maintain the value of Party C’s assets, and refrain from any act or omission that may adversely affect Party C’s business conditions and asset value; In addition, the board of directors of Party A has the right to supervise the assets of Party C and evaluate whether it has control over the assets of Party C. If the board of directors of Party A believes that the business activities of Party C affect the value of the assets of Party C or affect the control of the board of directors over the assets of Party C, then Party A will hire legal counsel or other professionals to deal with such issues;

2.1.7	Without the prior written consent of Party A, Party C shall not enter into any major contract, except for contracts entered into in the normal course of business (for the purposes of this paragraph, if the value of a contract exceeds RMB 2 million, i.e. considered a major contract);

2.1.8	Without the prior written consent of Party A, shall not procure Party C to provide any loan or credit or any form of guarantee to any person;

2.1.9	At the request of Party A, provide Party A with all information concerning Party C’s operation and financial situation;

2.1.10	The insurance related to Party C’s assets and business shall be purchased from an insurance company accepted by Party A, and the amount and type of insurance shall be consistent with the amount and type of insurance typical for companies operating similar businesses and owning similar properties or assets;

2.1.11	Without the prior written consent of Party A, Party B or Party C shall not allow or cause others to allow Party C to merge, partner, joint venture or consolidate with any person, or acquire or invest in any person;

2.1.12	Except for the dissolution or liquidation of Party C as required by PRC Law, no liquidation, settlement or cancellation of Party C shall be made without the prior written consent of Party A;

2.1.13	Party A shall be notified immediately of any litigation, arbitration or administrative procedure that occurs, may occur or is threatened to occur in relation to Party C’s assets, business or income, and all necessary measures shall be taken according to Party A’s reasonable request;

2.1.14	In order to maintain Party C’s ownership of all its assets, it shall sign all necessary and appropriate documents, take all necessary and appropriate actions and file all necessary or appropriate complaints or defend all claims as necessary and appropriate;

2.1.15	Without the prior written consent or request of Party A, Party C shall not distribute dividends to its shareholders in any form; provided, however, that upon written request of Party A, Party C shall immediately distribute all distributable profits to Party C’s shareholders;

2.1.16	At the request of Party A, Party C shall appoint as the director, supervisor and/or senior management of Party C any individual designated by Party A, and/or remove, at Party A’s request, any incumbent director, supervisor and/or senior management of Party C;

2.1.17	If Party A is blocked from exercising the right to purchase the Shares due to Party B’s failure to perform its tax obligations under any applicable regulations or PRC Law, Party A has the right to require Party B to immediately and unconditionally perform the tax obligations and properly resolve all relevant issues, and Party B hereby agrees to perform such obligations; and

2.1.18	With regard to the commitments applicable to Party C under this Article 2.1, Party B and Party C shall ensure Party C’s subsidiaries also comply with such commitments where applicable, as if such subsidiaries were Party C under the corresponding terms.

2.2.	Party B’s commitments

Party B hereby irrevocably commits:

2.2.1	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the Shares owned by Party B, or allow the encumbrance of any security interest thereon, except for the pledge placed on the Shares in accordance with the Share Interest Pledge Agreement;

2.2.2	Party B shall not engage in business operations or any other conduct that may adversely affect Party C’s reputation;

2.2.3	Party B shall take all measures to ensure that all of Party C’s business licenses are legal and valid, and are renewed on time in accordance with applicable regulations and PRC Law;

2.2.4	Party B shall not sign any documents or make relevant commitments that have conflicts of interest with legal documents such as agreements signed or performed by Party C. If such conflict of interest arises, Party B shall take measures to eliminate it as soon as possible with the consent of Party A. If Party B refuses to take measures to eliminate the conflict of interest, Party A has the right to exercise its share purchase option under this Agreement;

2.2.5	Party B shall not require Party C to distribute dividends or other forms of profit distribution in respect of the Shares owned by Party B, and Party B shall not offer or propose relevant resolutions in the general meeting of shareholders, and Party B shall not vote in favor of any such resolutions in the general meeting of shareholders. In any event, if Party B receives any income, profit distribution, or dividend from Party C, Party B shall, to the extent permitted by PRC Law, waive the receipt of such income, profit distribution or dividend, and shall immediately pay or transfer such profits, profit distribution and dividends to Party A or the party designated by Party A as the service fee that Party C shall pay to Party A under the business cooperation agreement;

2.2.6	Party B shall procure the general meeting of shareholders and/or the board of directors of Party C not to approve the sale, transfer, mortgage or otherwise dispose of any legal or legal or legal rights to sell, transfer, mortgage or otherwise dispose of and legal or beneficial interest of the Shares owned by Party B without the prior written consent of Party A, or allow the encumbrance of any security interest thereon, except for the pledge placed the Shares in accordance with the Share Interest Pledge Agreement;

2.2.7	Without the prior written consent of Party A, Party B shall take all reasonable steps to ensure that the shareholders and/or the board of directors of Party C do not to approve any merger, partnership, joint venture or combination between Party C and any person, any acquisition or investment of any person or division of Party C, any amendment of the articles of association of Party C, any change of registered capital or change to the company form;

2.2.8	Party B shall immediately notify Party A of any litigation, arbitration or administrative procedure that has occurred, may occur, or is threatened to occur in relation to the Shares owned by it, and shall take all necessary measures according to Party A’s reasonable request;

2.2.9	In order to maintain its ownership of the Shares, Party B shall sign all necessary and appropriate documents, take all necessary and appropriate actions and file all necessary or appropriate complaints, and defend all claims as necessary or appropriate;

2.2.10	At the request of Party A, Party B shall appoint any person designated by Party A to serve as the director of Party C.

2.2.11	At the request of Party A at any time, Party B shall transfer its Shares to Party A, or a person designated by Party A within a reasonable period of time, and unconditionally according to the share purchase rights and conditions under this Agreement;

2.2.12	Party B shall strictly abide by the provisions of this Agreement and other contracts (including, but not limited to, Share Interest Pledge Agreement and Business Cooperation Agreement) jointly or separately signed by Party B, Party C and Party A, perform obligations under this Agreement and aforementioned contracts, and Party B shall not perform any act/omission that may affect it the validity and enforceability thereof. If Party B has any remaining rights to the Shares under this Agreement, the Share Interest Pledge Agreement or the Power of Attorney in which Party A is the beneficiary, Party B shall not exercise such rights unless in accordance with the written instructions of Party A;

2.2.13	If Party A (or the person designated by Party A) has paid the Share Purchase Price to Party B before the dissolution of Party C, but the relevant industrial and commercial changes have not been completed, then at the time of or after the dissolution of Party C, Party B shall deliver the income received from the distribution of residual property as holding Party C’s share to Party A in a timely manner and free of charge. In this case, Party B shall not claim any rights (except those exercised according to Party A’s instructions) in respect of the income received from the distribution of residual property;

2.2.14	Party B shall return to Party A any payments Party B receives from Party A for Purchased Shares prior to a Purchase Price Regulation; and

2.2.15	Ensure that Party C continues to exist in good standing and will not be terminated, liquidated or dissolved.

3.	Representation and Warranties

Each of Party B and Party C hereby respectively represents and warrants to Party A, as of the date of this Agreement and each date of transfer of the purchased Shares, that:

3.1.	Each has the authority to execute and deliver this Agreement and any share transfer contracts concerning the Purchased Shares to be transferred thereunder and to which they are a party (each, a “Transfer Contract”), and each has the right and ability to perform its obligations hereunder and thereunder. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the share interest purchase option. This Agreement and any Transfer Contract to which Party B or Party C is a party constitute or will constitute its legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2.	The execution and delivery of this Agreement or any Transfer Contract and the obligations under this Agreement or any Transfer Contract shall not: (i) cause any violation of any applicable PRC Law; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which Party B or Party C is a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3.	Party B has good and merchantable title to the Shares. Party B has not placed any security interest on the Shares, except for the Share Interest Pledge Agreement;

3.4.	Party C has good and merchantable title to all of its assets and has not placed any security interest on the aforementioned assets;

3.5.	Party C has no outstanding debts, except (i) debts incurred in the ordinary course of business; and (ii) debts disclosed to Party A and acknowledged in writing by Party A;

3.6.	If Party C is required to be dissolved or liquidated by PRC Law, Party C shall sell all of its assets to Party A or other qualified parties designated by Party A at the lowest price permitted by PRC Law. Party C shall exempt Party A or its designated qualified parties from any payment obligations arising therefrom within the scope of the then effective PRC Law; The proceeds from any such transaction shall be paid to Party A or a qualified parties designated by Party A as part of the service fee under the business cooperation agreement to the extent applicable to the then effective PRC Law;

3.7.	Party C complies with all PRC Laws and regulations applicable to asset acquisitions;

3.8.	There are no ongoing or pending or potential litigation, arbitration or administrative proceedings in relation to the Shares, assets or Party C itself;

3.9.	This Agreement is irrevocably binding on Party B’s assignee, heir, successor, agent or trustee, and Party B shall cause its assignee, heir, successor, agent or trustee to undertake to be bound by this Agreement; Party B will not, and will ensure that its assignee, heir, successor, agent or trustee (if applicable) will not, initiate any lawsuit, apply for arbitration or other legal proceedings against this Agreement and the cooperation series agreement itself, and will not terminate any cooperation series agreement; and

3.10.	The Shares held by Party B (if it is a natural person shareholder) are not the common property between Party B and its spouse, and the spouse of Party B does not own and cannot control the Shares; Party B’s management of Party C’s operations and other voting matters due to its holding of the Shares shall not and will not be affected by its spouse.

4.	Effective Date. This Agreement shall become effective upon the date hereof, and remain effective for a term of ten (10) years, and may be renewed at Party A’s election unless or until the date on which all of the purchased Shares held by Party B are transferred to Party A and/or the Designee(s) (subject to the date that Party C issues the register of shareholders and/or the completion of the industrial and commercial change registration). If Party A does not otherwise confirm in writing the renewal of this Agreement prior to the expiration of this Agreement, this Agreement shall automatically renew and remain in effect until Party A delivers to Party B a confirmation letter outlining the renewal period of this Agreement. Notwithstanding the above provisions, Party A has the right to unilaterally terminate this Agreement at any time and shall not be liable for any breach of contract for its unilateral termination of this Agreement.

5.	Breach of Contract.

5.1.	Except as otherwise provided in other terms of this Agreement, if one party (hereinafter referred to as the “defaulting party”) fails to perform one of its obligations under this Agreement or otherwise breaches this Agreement, the other party (hereinafter referred to as the “injured party”) can: (a) give written notice to the defaulting party describing the nature and extent of the default and require the defaulting party to remedy it at its own expense within a reasonable period of time specified in the notice (the “Remedy Period”); And if the breaching party fails to remedy within the remedial period, the injured party shall have the right to require the defaulting party to undertake all the liabilities arising from its breach of contract and to compensate all reasonable and actual economic losses caused to the injured party by its breach of contract, including but not limited to attorney fees, litigation or arbitration fees arising from litigation or arbitration procedures related to such breaches, and the injured party also has the right to require the defaulting party to enforce this Agreement, and the injured party also has the right to request the relevant arbitration institution or court orders the actual performance and/or enforcement of the terms agreed in this Agreement; (b) terminate this Agreement and require the defaulting party to bear all responsibilities arising from its breach of contract and pay all damages; or (c) discount, auction or sell the pledged Shares in accordance with the stipulations in the share interest pledge agreement, and receive priority compensation thereof, and require the defaulting party to bear all the losses caused thereby. The injured party’s exercise of the aforesaid remedies does not affect its exercise of other remedies in accordance with the provisions of this Agreement and the law. Except as otherwise provided in other terms of this Agreement, any obligations or representations or warranties undertaken by Party A, Party B and Party C under this Agreement are separately but not jointly.

5.2.	All parties agree and confirm that, unless otherwise mandatory under PRC Law, if Party B or Party C is the defaulting party, the injured party has the right to unilaterally terminate this Agreement immediately and require the defaulting party to pay damages. If Party A is the defaulting party, the injured party shall waive Party A’s liability for damages and, unless otherwise required by PRC Law, such party shall have no right to terminate or rescind this Agreement under any circumstances.

6.	Governing Law and Resolution of Disputes

6.1.	Governing Law. The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by formally published and publicly available PRC Law. Matters not covered by formally published and publicly available PRC Law shall be governed by international legal principles and practices.

6.2.	Methods of Resolution of Disputes.

6.2.1	In the event of any dispute arising from the construction and performance of this Agreement, the Parties shall first attempt a to resolve the dispute through good faith negotiation. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after a Party’s request to the other Parties for resolution of the dispute through negotiations, any Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Shanghai and the language used in the arbitration shall be Chinese. The arbitral award shall be final and binding on all Parties. The arbitral tribunal may award compensation for the losses caused by other parties to Party A due to the breach of contract by other parties to this Agreement in respect of Party C’s share rights, assets or property rights, award injunctive relief for related business or compulsory asset transfer, or order Party C to go bankrupt. After the arbitral award becomes effective, any Party has the right to apply to a court of competent jurisdiction to enforce the arbitral award. If necessary, before making a final ruling on the disputes between the Parties, the arbitration institution has the right to first order the defaulting party to immediately stop the breach of contract or rule that the breaching party shall not conduct any conduct that may further expand the losses suffered by Party A. Hong Kong, the Cayman Islands or other courts with jurisdiction (including the court where Party C is domiciled, or the court where Party C or Party A’s principal assets are located shall be deemed to have jurisdiction) are also entitled to grant or enforce the arbitral tribunal’s award and has the right to adjudicate or enforce interim relief for Party C’s share rights or property rights, and has the right to make a ruling or judgment to grant interim relief to the party initiating the arbitration before the formation of the arbitral tribunal, such as ruling or ordering the defaulting party to immediately stop the breach of contract or It is ruled that the breaching party shall not conduct any conduct that may further expand the losses suffered by Party A.

6.2.2	In the event of any dispute arising from the construction and performance of this Agreement or any dispute being subject to arbitration, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement except for the matters in dispute.

6.2.3	After the execution of this Agreement, if at any time, due to the promulgation or change of any PRC Law, regulations or rules, or due to changes in the construction or application of such laws, regulations or rules; the following provisions shall apply: To the extent permitted by PRC Law (a) if changes in law or newly promulgated provisions are more favorable to any Party than the relevant laws, regulations, decrees or regulations in effect on the date of this Agreement (and the other party is not seriously disadvantaged), the Parties shall promptly apply for the benefits of such changes or new regulations and use their best efforts to obtain approval of such applications; or (b) if any Party’s economic interests under this Agreement are directly or indirectly materially and adversely affected as a result of the above-mentioned changes in law or newly promulgated provisions, this Agreement shall continue to operate in accordance with the original terms. Each Party shall use all lawful means to obtain a waiver from compliance with such changes or regulations. If the adverse impact on the economic interests of any Party cannot be resolved in accordance with the provisions of this Agreement, after the affected Party notifies the other Parties, the parties shall promptly negotiate and make all necessary modifications to this Agreement to maintain the affected party’s economic interests under this Agreement.

7.	Taxes and Fees. Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the transfer contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

8.	Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or by registered postage prepaid, by a commercial courier service or by fax transmission to the address of such party set force in Annex II. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

8.1.	Notices given by personal delivery, by courier service or by registered postage prepaid, shall be deemed to have been effectively given at the address designated for the notice on the date of dispatch or refusal;

8.2.	Notices given by fax transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

8.3.	Any Party may at any time change its address, fax and/or email address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

9.	Confidentiality. The Parties acknowledge that any oral or written information exchanged between the Parties in connection with this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and shall not disclose any such information to any third party without the written consent of the other Parties, except in the following circumstances; (a) is in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) Information required to be disclosed by applicable law or the rules or regulations of any stock exchange; or (c) information that is required to be disclosed by any Party to its legal or financial advisor in connection with a transaction under this Agreement, and such legal advisor or financial advisor is also subject to confidentiality obligations similar to those in this section. Disclosure of any confidential information by the staff members (who has a need to know such confidential information) or agencies employed by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

10.	Further Warranties. The parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

11.	Force Majeure

“Force majeure” or a “force majeure event” means an unforeseeable, unavoidable and insurmountable event that makes a Party partially or completely unable to perform its obligations under this Agreement. Such events include, but are not limited to, earthquakes, typhoons, floods, wars, strikes, riots, government actions, changes in legal requirements or their application.

11.1.	In the event of a force majeure event, the obligations of the Party affected by force majeure shall be automatically suspended during the delay period caused by force majeure, and its performance period shall be automatically extended accordingly, during which the Party shall not subject to penalty or liability. In the event of a force majeure event, the Parties shall immediately confer to seek a reasonable solution, and shall make every reasonable effort to minimize the impact of the force majeure.

12.	Miscellaneous

12.1.	Amendment, change and supplement

Any amendments, changes and supplements to this Agreement shall be subject to the prior written consent of Party A and a written agreement signed by all parties. The amendment agreement and supplementary agreement related to this Agreement signed by all parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

If The Stock Exchange of Hong Kong Limited or other regulators propose any amendments to this Agreement, or if there are any changes related to this Agreement in the listing rules of The Stock Exchange of Hong Kong Limited or relevant requirements, the parties shall revise this Agreement accordingly.

12.2.	Entire agreement. Except for the amendments, supplements or changes made in writing after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

12.3.	Headings. The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

12.4.	Copies. This Agreement is in six (6) copies with equal legal effect. Party A, Party B and Party C each holds one (1) copy and another five (5) copies shall be kept by Party A.

12.5.	Severability. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall act in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by PRC Law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.6.	Successors. This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

12.7.	Survival.

12.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

12.7.2	The Provisions of Sections 6, 8, 9 and this Section 12.7 shall survive the termination of this Agreement.

12.8.	Waiver. Any Party may waive its rights under this Agreement, but such waiver must be in writing and signed by each Party. A waiver by a Party of a default by another Party in one instance shall not be deemed a waiver by such Party of a similar default in other instances.

12.9.	Compliance with Laws and Regulations. Each Party shall comply with and operate in full compliance with all laws and regulations officially promulgated and publicly available in the PRC.

12.10.	Transfer of rights. Without the prior written consent of Party A, Party C and/or Party B shall not assign any of its rights and/or obligations under this Agreement to any third party; Party C and Party B hereby agree that Party A has the right to assign any of its rights and/or obligations under this Agreement to any third party after notifying Party C and Party B in writing.

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